UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On December 2, 2013, Energy Transfer Equity, L.P. (the “Partnership”) entered into a Credit Agreement (the “Revolver Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (the “Revolver Lenders”). The Revolver Credit Agreement has a scheduled maturity date of December 2, 2018, with an option for the Partnership to extend the term subject to the terms and conditions set forth therein.

Pursuant to the Revolver Credit Agreement, the Revolver Lenders have committed to provide advances up to an aggregate principal amount of $600,000,000 at any one time outstanding (the “Revolving Credit Facility”), and the Partnership has the option to request increases in the aggregate commitments provided that the aggregate commitments never exceed $1,000,000,000. For any such increase, the Partnership may ask one or more Revolver Lenders to increase their existing commitments and/or invite additional eligible lenders to become Revolver Lenders under the Revolver Credit Agreement. As part of the aggregate commitments under the facility, the Revolver Credit Agreement provides for letters of credit to be issued at the request of the Partnership in an aggregate amount not to exceed a $150,000,000 sublimit.

Under the Revolver Credit Agreement, the obligations of the Partnership are secured by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets, including (i) approximately 49.6 million common units representing limited partner interests in Energy Transfer Partners, L.P. (“ETP”) and approximately 50.2 million Class H units of ETP owned by the Partnership, ETE Common Holdings Member, LLC (“ETE Common Holdings Member”) and ETE Common Holdings, LLC (“ETE Common Holdings”); (ii) the Partnership’s 100% equity interest in Energy Transfer Partners, L.L.C. and Energy Transfer Partners GP, L.P., through which the Partnership indirectly holds all of the outstanding general partnership interests and incentive distribution rights in ETP; (iii) approximately 26.3 million common units representing limited partner interests in Regency Energy Partners LP (“Regency”) owned by the Partnership; (iv) the Partnership’s 100% interest in ETE GP Acquirer LLC (“ETE GP Acquirer”); and (v) ETE GP Acquirer’s 100% interest in Regency GP LLC and Regency GP LP, through which the Partnership indirectly holds all of the outstanding general partnership interests and incentive distribution rights in Regency, subject to certain exceptions and permitted liens; provided that the Partnership’s direct and indirect interests in ETE GP Acquirer, Regency GP LP, ETE Common Holdings Member and ETE Common Holdings will be pledged on a first-priority basis to secure the Partnership’s obligations under the Revolver Credit Agreement on or prior to December 31, 2013. Borrowings under the Revolver Credit Agreement initially will not be guaranteed by any of the Partnership’s subsidiaries.

Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of the Partnership for each interest period. The issuing fees for all letters of credit are also based on an applicable margin. The applicable margin used in connection with interest rates and fees is based on the then applicable leverage ratio of the Partnership. The applicable margin for LIBOR rate loans and letter of credit fees ranges from 1.75% to 2.50% and the applicable margin for base rate loans ranges from 0.75% to 1.50%. The Partnership will also pay a fee based on the Partnership’s leverage ratio on the actual daily unused amount of the aggregate commitments. The Partnership borrowed approximately $197,000,000 at the closing of the Revolver Credit Agreement. Proceeds of the borrowings under the Revolver Credit Agreement will be used to partially fund the Tender Offer (as defined below), to repay amounts outstanding under the Partnership’s existing revolving credit facility, and to pay transaction fees and expenses related to the Tender Offer and the Revolving Credit Facility and may be used for working capital, capital expenditures and other lawful corporate purposes (including restricted payments and payment of the purchase price and related expenses of permitted acquisitions).

The Revolver Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Revolver Credit Agreement includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of the Partnership to the EBITDA (as defined in the Revolver Credit Agreement) of the Partnership, measured for the preceding twelve months, to not more than 6.00 to 1.00. This requirement is subject to a provision for increases to 7.00 to 1.00 in connection with certain future acquisitions. The Revolver Credit Agreement includes a covenant requiring, as of the last day of each quarter, the ratio of EBITDA of the Partnership to interest expense of the Partnership, measured for the preceding twelve months, to be not less than 1.50 to 1.00. During the continuance of an event of default, the Revolver Lenders may take a number of actions, including declaring the entire amount then outstanding under the Revolver Credit Agreement due and payable.

The foregoing description of the Revolver Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Credit Agreement, which is filed as Exhibit 10.1 hereto.

Term Loan Facility

On December 2, 2013, the Partnership entered into a Senior Secured Term Loan Agreement (the “Term Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (the “Term Lenders”). The Term Credit Agreement has a scheduled maturity date of December 2, 2019, with an option for the Partnership to extend the term subject to the terms and conditions set forth therein.

Pursuant to the Term Credit Agreement, the Term Lenders have provided senior secured financing in an aggregate principal amount of $1,000,000,000 (the “Term Loan Facility”). The Partnership shall not be required to make any amortization payments with respect to the term loans under the Term Credit Agreement. Under certain circumstances, the Partnership is required to repay the term loan in connection with dispositions of (a) incentive distribution rights in ETP or Regency, (b) general partnership interests in Regency or (c) equity interests of any Person which owns, directly or indirectly, incentive distribution rights in ETP or Regency or general partnership interests in Regency, in each case, yielding net proceeds in excess of $50,000,000.

Under the Term Credit Agreement, the obligations of the Partnership are secured by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets described above under “—Revolving Credit Facility”, subject to certain exceptions and permitted liens; provided that the Partnership’s direct and indirect interests in ETE GP Acquirer, Regency GP LP, ETE Common Holdings Member and ETE Common Holdings will be pledged on a first-priority basis to secure the Partnership’s obligations under the Term Loan Facility on or prior to December 31, 2013. The Term Loan Facility initially will not be guaranteed by any of the Partnership’s subsidiaries.

Interest accrues on advances at a LIBOR rate or a base rate plus an applicable margin based on the election of the Partnership for each interest period. The applicable margin for LIBOR rate loans is 2.50% and the applicable margin for base rate loans is 1.50%. Proceeds of the borrowings under the Term Credit Agreement were used to partially fund the Tender Offer, to repay amounts outstanding under the Partnership’s existing term loan credit facility, and to pay transaction fees and expenses related to the Tender Offer, the Term Loan Facility and other transactions incidental thereto.

The Term Credit Agreement contains customary representations, warranties, covenants and events of default, including a change of control event of default and limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Term Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the funded debt of the Partnership to the EBITDA (as defined in the Credit Agreement) of the Partnership, measured for the preceding twelve months, to not more than 6.00 to 1.00. This requirement is subject to a provision for increases to 7.00 to 1.00 in connection with certain future acquisitions. In addition, the Term Credit Agreement includes a covenant requiring, as of the last day of each quarter, the ratio of EBITDA of the Partnership to consolidated interest expense of the Partnership, measured for the preceding twelve months, to be not less than 1.50 to 1.00. During the continuance of an event of default, the Term Lenders may take a number of actions, including declaring the entire amount then outstanding under the Term Credit Agreement due and payable.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed as Exhibit 10.2 hereto.

5.875% Senior Notes due 2024

On December 2, 2013, the Partnership completed its previously announced public offering (the “Offering”) of $450,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”). The Partnership expects to receive net proceeds of approximately $445 million from the Offering, after deducting the underwriters’ discount and estimated offering expenses, and intends to use the net proceeds, together with a portion of the net proceeds from the Revolver Credit Agreement and the Term Loan Facility, to fund the Partnership’s tender offer (the “Tender Offer”) for its 7.500% Senior Notes due 2020 (the “2020 Notes”), including any related fees, expenses and accrued interest. The terms of the Notes are governed by an Indenture dated September 20, 2010 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated December 2, 2013 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Partnership and U.S. Bank National Association, as trustee (the “Trustee” and, in its capacity as the Notes collateral agent, the “Notes Collateral Agent”).

Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing July 15, 2014, and the Notes will mature on January 15, 2024. The Notes are the Partnership’s senior obligations, ranking equally in right of payment with our other existing and future unsubordinated debt and senior to any of its future subordinated debt. The Partnership’s obligations under the Notes are secured on a first-priority basis with its obligations under the Revolver Credit Agreement, Term Loan Facility and 2020 Notes, by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets described above under “—Revolving Credit Facility”, subject to certain exceptions and permitted liens; provided that the Partnership’s direct and indirect interests in ETE GP Acquirer, Regency GP LP, ETE Common Holdings Member and ETE Common Holdings will be pledged on a first-priority basis to secure the Partnership’s obligations under the Revolver Credit Agreement, Term Loan Facility, the 2020 Notes and the Notes on or prior to December 31, 2013. The Notes initially will not be guaranteed by any of the Partnership’s subsidiaries.

The Partnership may redeem some or all of the Notes at any time at a price equal to 100% of the principal amount of the Notes, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. The covenants in the Indenture include a limitation on liens, a limitation on transactions with affiliates, a restriction on sale-leaseback transactions and limitations on mergers and sales of all or substantially all of the Partnership’s assets.

The Indenture contains the following customary events of default (each an “Event of Default”):

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment of principal or premium, if any, on the Notes when due at their stated maturity, upon redemption, upon declaration or otherwise;

(3)	failure by the Partnership to comply with any of its agreements or covenants relating to merger, consolidation or sale of assets, or in respect of its obligations to make or consummate a change of control offer;

(4)	failure by the Partnership to comply with its other covenants or agreements in the Indenture applicable to the Notes for 60 days after written notice of default given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its subsidiaries (or the payment of which is guaranteed by the Partnership or any of its subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) and (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6)	certain events of bankruptcy, insolvency or reorganization of the Partnership or any of its significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary;

(7)	except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, denies or disaffirms the obligations of such subsidiary guarantor under its subsidiary guarantee; and

(8)	any security interest and lien purported to be created by any Notes collateral document with respect to any collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million ceases to be in full force and effect, or ceases to give the Notes Collateral Agent, for the benefit of the holders of the Notes, the liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and lien on, all of the collateral thereunder (except as otherwise expressly provided in the Indenture and the Notes collateral documents)) in favor of the Notes Collateral Agent, for a period of 30 days after notice by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, or is asserted by the Partnership or any subsidiary guarantor to not be, a valid, perfected, first-priority (except as otherwise expressly provided in the Indenture and the Notes collateral documents) security interest in or lien on the collateral covered thereby.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal of, and accrued and unpaid interest on the Notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Indenture and the Supplemental Indenture, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

On December 2, 2013, the Partnership terminated each of its (a) Senior Secured Term Loan Agreement, dated as of March 23, 2012 among the Partnership, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent, and (b) Amended and Restated Credit Agreement, dated as of March 26, 2013 among the Partnership, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 2, 2013, the Partnership announced the completion of the Tender Offer, which expired at 11:59 p.m., New York City time, on November 29, 2013, and the acceptance for purchase by the Partnership of $612,968,000 aggregate principal amount of the 2020 Notes that were validly tendered and not withdrawn prior to the expiration time, representing approximately 34.05% of the outstanding aggregate principal amount of the 2020 Notes. A copy of the press release is set forth in Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

4.1	Indenture dated September 20, 2010 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2010).

4.2*	Fourth Supplemental Indenture dated December 2, 2013 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the Notes.

10.1*	Credit Agreement dated as of December 2, 2013 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

10.2*	Senior Secured Term Loan Agreement dated as of December 2, 2013 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

10.3*	Second Amended and Restated Pledge and Security Agreement dated December 2, 2013 among Energy Transfer Equity, L.P., the other grantors named therein and U.S. Bank National Association, as collateral agent.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release dated December 2, 2013.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: December 2, 2013	By:	/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

4.1	Indenture dated September 20, 2010 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2010).

4.2*	Fourth Supplemental Indenture dated December 2, 2013 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the Notes.

10.1*	Credit Agreement dated as of December 2, 2013 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

10.2*	Senior Secured Term Loan Agreement dated as of December 2, 2013 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

10.3*	Second Amended and Restated Pledge and Security Agreement dated December 2, 2013 among Energy Transfer Equity, L.P., the other grantors named therein and U.S. Bank National Association, as collateral agent.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release dated December 2, 2013.

*	Filed herewith.